Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and between SOUTHCOAST FINANCIAL CORPORATION and BNC BANCORP August 14, 2015

TABLE OF CONTENTS Page ARTICLE I MERGER ........................................................................................................................ 1 1.1 The Merger. ..................................................................................................................................... 1 1.2 Merger Consideration. ..................................................................................................................... 2 1.3 Closing. ............................................................................................................................................ 4 1.4 Articles of Incorporation and Bylaws of the Surviving Corporation ............................................... 4 1.5 Directors of Surviving Corporation. ................................................................................................ 4 1.6 Bank Merger. ................................................................................................................................... 4 1.7 Additional Actions. .......................................................................................................................... 4 ARTICLE II OTHER AGREEMENTS .............................................................................................. 4 2.1 Registration and Listing of BNC Common Stock. .......................................................................... 4 2.2 Meeting of Southcoast Shareholders................................................................................................ 5 2.3 Access to Properties, Books, Etc. .................................................................................................... 5 2.4 Confidentiality. ................................................................................................................................ 5 2.5 Cooperation. ..................................................................................................................................... 6 2.6 Expenses. ......................................................................................................................................... 6 2.7 Preservation of Goodwill. ................................................................................................................ 6 2.8 Approvals and Consents. ................................................................................................................. 6 2.9 Agreements by Directors and Shareholders. .................................................................................... 6 2.10 Press Releases. ............................................................................................................................. 6 2.11 Employee Benefits. ..................................................................................................................... 6 2.12 Severance and Conversion Bonus Plan. ...................................................................................... 7 2.13 Directors’ and Officers’ Tail Coverage. ...................................................................................... 8 2.14 Assumption of Trust Preferred Securities.................................................................................... 8 2.15 Employment and Consulting Agreements. .................................................................................. 8 2.16 Section 16 Matters. ...................................................................................................................... 8 2.17 Indemnification. ........................................................................................................................... 8 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SOUTHCOAST ......................... 9 3.1 Disclosure Memorandum. .............................................................................................................. 10 3.2 Corporate and Financial. ................................................................................................................ 10

3 26495270v1 3.3 Business Operations. ...................................................................................................................... 19 3.4 Properties and Assets. .................................................................................................................... 22 3.5 Employees and Benefits. ................................................................................................................ 24 3.6 Other Matters. ................................................................................................................................ 27 ARTICLE IV CONDUCT OF BUSINESS OF SOUTHCOAST PENDING CLOSING ............... 29 4.1 Conduct of Business. ..................................................................................................................... 29 4.2 Maintenance of Properties. ............................................................................................................ 29 4.3 Insurance. ....................................................................................................................................... 29 4.4 Capital Structure. ........................................................................................................................... 29 4.5 Dividends. ...................................................................................................................................... 29 4.6 Amendment of Articles of Incorporation or Bylaws; Corporate Existence. .................................. 29 4.7 No Acquisitions. ............................................................................................................................ 29 4.8 No Real Estate Acquisitions or Dispositions. ................................................................................ 29 4.9 Loans. ............................................................................................................................................. 30 4.10 Banking Arrangements. ............................................................................................................. 30 4.11 Contracts. ................................................................................................................................... 30 4.12 Books and Records. ................................................................................................................... 30 4.13 Taxes and Tax Returns. ............................................................................................................. 30 4.14 Tax Free Reorganization. .......................................................................................................... 30 4.15Advice of Changes. .......................................................................................................................... 31 4.16 Reports. ...................................................................................................................................... 31 4.17 Benefit Plans and Programs; Severance or Termination Payments. .......................................... 31 4.18 Limitation on Discussion with Others. ...................................................................................... 31 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BNC .......................................... 32 5.1 Corporate and Financial. ................................................................................................................ 32 5.2 Disclosure. ..................................................................................................................................... 33 5.3 Absence of Changes. ...................................................................................................................... 33 5.4 Legal Proceedings. ......................................................................................................................... 34 5.5 Regulatory Reports. ....................................................................................................................... 34 5.6 Enforcement Actions. .................................................................................................................... 34 5.7 CRA, Anti-Money Laundering and Customer Information Security. ............................................ 34 5.8 Approvals. ...................................................................................................................................... 34 5.9 Representations and Warranties. .................................................................................................... 34

5.10	Other Matters.	35
ARTICLE VI	**CONDITIONS TO OBLIGATIONS OF BNC**	**35**
6.1	Veracity of Representations and Warranties.	36
6.2	Performance of Agreements.	36
6.3	Compliance by Southcoast Executive Officers and Directors.	36
6.4	Certificates, Resolutions, Opinion.	36
6.5	Tax Opinion.	36
ARTICLE VII	**CONDITIONS TO OBLIGATIONS OF SOUTHCOAST**	**37**
7.1	Veracity of Representations and Warranties.	37
7.2	Performance of Agreements.	37
7.3	Certificates, Resolutions, Opinon.	37
6.5	Tax Opinion.	37
ARTICLE VIII	**CONDITIONS TO OBLIGATIONS OF BOTH PARTIES**	**37**
8.1	Shareholder Approval.	38
8.2	Regulatory Approvals.	38
8.3	No Injunctions or Restraints; Illegality.	38
8.4	Effective Registration Statement.	38
8.5	TRUPs Assumption.	38
ARTICLE IX	**WARRANTIES AND SURVIVAL**	**38**
9.1	Warranties.	38
9.2	Survival of Provisions.	38
ARTICLE X	**TERMINATION**	**39**
10.1	Change in BNC Stock Price.	39
10.2	Material Adverse Change.	40
10.3	Noncompliance.	40
10.4	Failure to Disclose.	40
10.5	Regulatory Approval.	41
10.6	Termination Date.	41
10.7	Shareholder Vote.	41
10.8	Acquisition Proposal.	41
10.9	Effect of Termination.	41
ARTICLE XI	**MISCELLANEOUS**	**41**
11.1	Notices.	41

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5 26495270v1 11.2 Entire Agreement. ...................................................................................................................... 42 11.3 Waiver; Amendment.................................................................................................................. 42 11.4 Counterparts. ............................................................................................................................. 42 11.5 No Third Party Beneficiaries. .................................................................................................... 42 11.6 Binding Effect; Assignment. ..................................................................................................... 43 11.7 Governing Law. ......................................................................................................................... 43 11.8 Jurisdiction. ............................................................................................................................... 43 11.9 Waiver of Jury Trial. ................................................................................................................. 43 11.10 Interpretation. ............................................................................................................................ 43

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 14th day of August, 2015, by and between SOUTHCOAST FINANCIAL CORPORATION, a South Carolina corporation (“Southcoast” and, unless the context otherwise requires, the term “Southcoast” shall include Southcoast and its wholly-owned subsidiary bank, SOUTHCOAST COMMUNITY BANK, a South Carolina bank with its main office in Mt. Pleasant, South Carolina (the “Bank”)), and BNC BANCORP, a North Carolina corporation (“BNC”). WHEREAS, the respective boards of directors of Southcoast and BNC deem it advisable and in the best interests of each such entity and their respective shareholders that Southcoast merge with and into BNC (the “Merger”), with BNC being the surviving corporation; WHEREAS, the respective boards of directors of Southcoast and BNC deem it advisable and in the best interests of each such entity and their respective shareholders that the Bank merge with and into BNC’s North Carolina bank subsidiary, Bank of North Carolina (“Bank of NC”), with Bank of NC being the surviving bank (the “Bank Merger”), all upon the terms hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the “Bank Merger Agreement”); WHEREAS, the boards of directors of the respective entities believe that the merger of Southcoast and BNC and their subsidiary banks and the operating effectiveness and synergies produced thereby will enhance and strengthen the franchises and future prospects of both companies and each of the banks; and WHEREAS, BNC and Southcoast intend, (i) for federal income tax purposes, that the Merger qualifies as a “reorganization” described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations promulgated under the Code; and (iii) that BNC and Southcoast will each be a “party to the reorganization” within the meaning of Section 368(a) of the Code; NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows: ARTICLE I MERGER 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Southcoast shall merge with and into BNC in accordance with Section 33-11-106 of the South Carolina Business Corporation Act and Section 55-11-106 of the North Carolina Business Corporation Act (the “North Carolina Code”). Upon consummation of the Merger, the separate corporate existence of Southcoast (sometimes referred to as the “Merged Corporation”) shall cease and BNC shall survive and continue to exist as a corporation incorporated under the North Carolina Code (BNC, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”) and shall continue under the name “BNC Bancorp.” The Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Merged Corporation and the Surviving Corporation; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Merged Corporation and the Surviving Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the

2 title to any real estate or any interest therein, vested in either of the Merged Corporation or the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Merged Corporation and the Surviving Corporation; and any claim existing or action or proceeding, civil or criminal, pending by or against either of the Merged Corporation or the Surviving Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and any judgment rendered against either of the Merged Corporation or the Surviving Corporation may thenceforth be enforced against the Surviving Corporation; and neither the rights of creditors nor any liens upon the property of either of the Merged Corporation or the Surviving Corporation shall be impaired by the Merger. The “Effective Time” shall mean the date and time at which the Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Corporation and the filing of the articles of merger (the “Articles of Merger”) with the North Carolina Secretary of State and South Carolina Secretary of State pursuant to Section 1.3. 1.2 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of BNC, Southcoast or the shareholders of either of the foregoing: (a) Each share of BNC’s common stock, no par value per share, (“BNC Stock”) that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger. (b) The holders of common stock, no par value per share, of Southcoast (“Southcoast Stock”) shall receive, in exchange for each outstanding share of Southcoast Stock, the following: a number of shares of BNC Stock based on the BNC VWAP (as defined below) (individually, the “Per Share Purchase Price” and collectively, the “Merger Consideration”). Subject to any adjustments occurring after the date hereof as contemplated by Section 1.2(c) below, in the event that the BNC VWAP is: (i) equal to or greater than $22.00, then the Merger Consideration shall equal 0.6068 shares of BNC Stock; (ii) less than $22.00 but greater than $19.00, then the Merger Consideration shall equal the number of shares of BNC Stock determined by dividing $13.35 by the BNC VWAP); or (iii) equal to or less than $19.00, then the Merger Consideration shall equal 0.7026 shares of BNC Stock (such ratio in any of (i), (ii) or (iii), the “Exchange Ratio”). For purposes of this Agreement, “BNC VWAP” means the volume weighted average price of a share of BNC Stock for a twenty (20) trading day period, starting with the opening of trading on the twentieth (20th) trading day prior to the Effective Date and ending with the closing of trading on the last trading day prior to the Effective Date, as reported by Bloomberg Financial L.P. (c) If either party should change the number of its outstanding shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such shares prior to the Effective Time, then the shares to be issued hereunder to holders of Southcoast Stock shall be proportionately and appropriately adjusted; provided that, for the avoidance of doubt, no such adjustment shall be made with regard to the BNC Stock if (i) BNC issues additional shares of BNC Stock and receives consideration for such shares in a bona fide merger, acquisition or other business combination or any other third party transaction, or (ii) BNC issues stock options, restricted

3 stock or restricted stock units or grants or similar equity awards or BNC Stock upon exercise or vesting of any such grants or awards. (d) No scrip or fractional share certificates of BNC Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash, without interest, an amount (computed to the nearest cent) equal to such fraction multiplied by the BNC VWAP. (e) As soon as practicable after the Effective Time, each holder as of the Effective Time of any of the shares of Southcoast Stock to be converted as above provided, upon presentation and surrender of the certificates for such shares to BNC, shall be entitled to receive in exchange therefor the number of uncertificated, book-entry shares of BNC Stock pursuant to Section 55-6-26 of the North Carolina Code to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each outstanding share of Southcoast Stock which prior to the Effective Time represented Southcoast Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of BNC Stock into which the same shall have been converted, and the right to receive payment for fractional shares. (f) No dividends or other distributions with respect to BNC Stock shall be paid to the holder of any unsurrendered Southcoast Stock with respect to the shares of BNC Stock represented thereby, in each case unless and until the surrender of each outstanding share of such Southcoast Stock in accordance with this Section 1.2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such share of such Southcoast Stock in accordance with this Section 1.2, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of BNC Stock represented by such Southcoast Stock and paid prior to such surrender date, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of BNC Stock represented by such Southcoast Stock with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the BNC Stock issuable with respect to such Southcoast Stock. (g) Any shares of BNC Stock that remain unclaimed by the shareholders of Southcoast will be provided to the appropriate public official pursuant to applicable abandoned property, escheat or similar laws when and as required by applicable law, and BNC shall not be liable to any former holder of shares of Southcoast Stock for any amount so delivered. (h) If any Southcoast Stock certificate shall have been lost, stolen or destroyed, BNC may, in its reasonable discretion and as a condition precedent to the issuance of any BNC Stock, require the owner of such lost, stolen or destroyed Southcoast Stock certificate to provide a bond and an appropriate affidavit and indemnity agreement (reasonably satisfactory to BNC) as indemnification against any claim that may be made against BNC with respect to such Southcoast Stock certificate. (i) BNC or its paying agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any individual or entity (a “Person”) such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code. To the extent that amounts are so withheld and remitted to the appropriate governmental authority by or on behalf of BNC, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by BNC.

4 1.3 Closing. The transactions contemplated herein shall be consummated (the “Closing”) at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, Georgia, 30308, on the first business day of the month that begins immediately following the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the fulfillment or waiver of those conditions) (the “Closing Date”), or at such other time, date and place as may be mutually agreed to in writing by the parties hereto. On the Closing Date, BNC shall file the Articles of Merger with the North Carolina Secretary of State and the South Carolina Secretary of State. 1.4 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of BNC, as heretofore amended, shall at the Effective Time be the Articles of Incorporation of the Surviving Corporation. Until altered, amended or repealed, as therein provided, the Amended and Restated Bylaws of BNC, as heretofore amended, as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation. 1.5 Directors of Surviving Corporation. The directors of the Surviving Corporation immediately after the Merger shall be the directors of BNC in office immediately prior to the Effective Time. 1.6 Bank Merger. Concurrently with the execution and delivery of this Agreement, Bank of NC and the Bank shall enter into the Bank Merger Agreement, pursuant to which the Bank will merge with and into Bank of NC. The Bank Merger shall not occur prior to the Effective Time. 1.7 Additional Actions. If, at any time after the Effective Time, BNC shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in BNC its right, title or interest in, to or under any of the rights, properties or assets of Southcoast, or (ii) otherwise carry out the purposes of this Agreement, Southcoast and its officers and directors shall be deemed to have granted to BNC an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in BNC its right, title or interest in, to or under any of the rights, properties or assets of Southcoast, or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of BNC are authorized in the name of Southcoast or otherwise to take any and all such action. ARTICLE II OTHER AGREEMENTS 2.1 Registration and Listing of BNC Stock. (a) BNC agrees to file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable a registration statement (the “BNC Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-4 or some other appropriate form covering the issuance of the shares of BNC Stock to the shareholders of Southcoast pursuant to this Agreement and to use its commercially reasonable efforts to cause the BNC Registration Statement to become effective and to remain effective through the Effective Time. BNC agrees to take any action required to be taken under the applicable state securities laws in connection with the issuance of shares of BNC Stock upon consummation of the Merger. Southcoast agrees to provide BNC reasonable assistance as necessary in the preparation of the BNC Registration Statement, including, without limitation, providing BNC with all material facts regarding the operations, business, assets, liabilities and personnel of Southcoast, together with the audited financial statements of Southcoast, all as and to the extent

5 required by the 1933 Act and the rules, regulations and practices of the SEC, for inclusion in the BNC Registration Statement. The BNC Registration Statement shall not cover resales of BNC Stock by any of the shareholders of Southcoast, and BNC shall have no obligation to cause the BNC Registration Statement to continue to be effective after the Effective Time or to prepare or file any post-effective amendments to the BNC Registration Statement after the Effective Time. (b) BNC agrees to list on the NASDAQ Capital Market, by the Closing Date, the shares of BNC Stock to be issued to the shareholders of Southcoast pursuant to this Agreement. 2.2 Meeting of Southcoast Shareholders. Southcoast shall call a special meeting of its shareholders (the “Special Meeting”) to be held not more than forty-five (45) days after the BNC Registration Statement becomes effective under the 1933 Act for the purpose of submitting the Merger and this Agreement to such shareholders for their approval. In connection with the Special Meeting, BNC and Southcoast shall together prepare and submit to the Southcoast shareholders a notice of meeting, proxy statement and proxy (the “Southcoast Proxy Materials”), which shall include the final prospectus from the BNC Registration Statement in the form filed with the SEC. 2.3 Access to Properties, Books, Etc. Each party shall allow the other party and its authorized representatives full access, upon reasonable prior notice, during normal business hours from and after the date hereof and prior to the Closing Date to all of such party’s properties, books, contracts, commitments and records and those of its subsidiaries and shall furnish the other party and its authorized representatives such information concerning its affairs and the affairs of its subsidiaries as the other party may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall cause its and its subsidiaries’ personnel, employees and other representatives to assist such other party in making any such investigation. During such investigation, each party and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise the other party of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder. 2.4 Confidentiality. Prior to consummation of the Merger, the parties to this Agreement have provided and will provide one another with information which may be deemed by the party providing the information to be confidential, including, without limitation, information regarding such party’s operations, customers (including consumer financial information), business and financial condition. Each party agrees that it will hold confidential and protect all information provided to it by each other party or such party’s affiliates or representatives, except that the obligations contained in this Section 2.4 shall not in any way restrict the rights of any party to use information that: (a) was known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Agreement; (c) is provided by one party for disclosure concerning such party in the BNC Registration Statement; or (d) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to the Closing, upon request each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Agreement. The provisions of this Section 2.4 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this Section 2.4, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this Section 2.4.

6 2.5 Cooperation. Subject to the terms and conditions of this Agreement, the parties hereto shall use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable so as to permit consummation of the Merger as promptly as practicable and shall cooperate fully with each other to that end. 2.6 Expenses. All of the expenses incurred by BNC in connection with the authorization, preparation, execution and performance of this Agreement and the Bank Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing the BNC Registration Statement and all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, (the “BNC Expenses”) shall be paid by BNC. All expenses incurred by Southcoast in connection with the authorization, preparation, execution and performance of this Agreement and the Bank Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants in connection with all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby and the cost of reproducing and mailing the Southcoast Proxy Materials (the “Southcoast Expenses”), shall be paid by Southcoast. 2.7 Preservation of Goodwill. Each party hereto shall use its commercially reasonable efforts to preserve its business organization and the business organizations of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries. 2.8 Approvals and Consents. Each party hereto represents and warrants to and covenants with the other that it will use its commercially reasonable efforts, and will cause its officers, directors, employees and agents and its subsidiaries and any subsidiary’s officers, directors, employees and agents to use their commercially reasonable efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement. 2.9 Agreements by Directors and Shareholders. The directors of Southcoast will, contemporaneously with the execution of this Agreement, execute and deliver to BNC an agreement, the form of which is attached hereto as Exhibit B. 2.10 Press Releases. Prior to the Closing Date, BNC and Southcoast shall each approve the form, substance and timing of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 2.10 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by law. 2.11 Employee Benefits. (a) Following the Closing Date, BNC shall provide generally to employees of Southcoast who continue employment with BNC (“Southcoast Continuing Employees”) medical, dental, vacation and long-term disability benefits, medical and dependent care flexible spending accounts and life insurance (collectively, “Employee Benefits”), on terms and conditions consistent with those then currently provided by BNC to its other similarly-situated employees. For purposes of eligibility to participate and any vesting or benefits determinations (but not benefit accruals) in connection with the provision of any such Employee Benefits by BNC to the Southcoast Continuing Employees, service with Southcoast prior to the Closing Date shall be counted to the extent such service was counted under the similar plan of Southcoast. The Southcoast Continuing Employees’ prior service with Southcoast shall

7 also be credited for purposes of all waiting periods for participation in any of such Employee Benefits to the extent such service was counted under the similar plan of Southcoast. BNC shall also waive all restrictions and limitations for preexisting conditions under BNC’s Employee Benefit plans, to the extent such restrictions or limitations would not apply to the Southcoast Continuing Employees under the similar plan of Southcoast. Payments made by Southcoast Continuing Employees under the similar plan of Southcoast shall count for purposes of determining whether such Southcoast Continuing Employees have met any applicable deductibles under any Employee Benefit plans. Southcoast Continuing Employees with balances remaining in the Southcoast Reserve Sick Bank (RSB) Plan shall be allowed to rollover days up to the limit allowed and as governed by the BNC ETO Policy. (b) Subject to applicable legal requirements, BNC and Southcoast shall take such other actions prior to the Closing Date as may be reasonably necessary to enable the employees of Southcoast after the Closing Date to transfer the amount credited to their accounts under the Southcoast Community Bank 401(k) Plan (the “Southcoast 401(k) Plan”) through a rollover contribution into either the Bank of North Carolina 401(k) Plan (the “BNC 401(k) Plan”), if such employees are Southcoast Continuing Employees, or a separate third party individual retirement account, or to take a cash distribution from the Southcoast 401(k) Plan, provided, that (i) Southcoast’s Board of Directors shall adopt resolutions to terminate the Southcoast 401(k) Plan as of the last payroll date ending prior to the Closing Date, and (ii) the foregoing shall be subject to the receipt of a final favorable IRS determination letter (or prototype sponsor letter) with respect to the Southcoast 401(k) Plan to the extent reasonably required by BNC. For purposes of any vesting determinations (but not benefit accruals) in connection with the BNC 401(k) Plan, service with Southcoast prior to the Closing Date shall be counted to the extent such service was counted under the Southcoast 401(k) Plan. For purposes of eligibility to participate in any matching contribution under the BNC 401(k) Plan, Southcoast Continuing Employees shall be eligible on terms and conditions consistent with those then currently provided by BNC to its other similarly-situated employees based on their employment date with BNC. Prior to the Closing Date Southcoast shall make any necessary employer contributions to the Southcoast 401(k) Plan due such Southcoast Continuing Employees for compensation paid by Southcoast prior to termination of the Southcoast 401(k) Plan. Southcoast shall take such actions prior to the Closing Date, as directed by BNC and as reasonably necessary, to (i) correct or remedy any Southcoast Plan that is not in compliance with the provisions of ERISA, the Code or other applicable law, (ii) bring any Southcoast Plan that is subject to Section 409A of the Code and not in compliance therewith into compliance, and (iii) ensure that there are no “excess parachute payments” within the meaning of Section 280G(b) of the Code being made in connection with the consummation of the transactions that are the subject of this Agreement or any events related thereto. 2.12 Severance and Conversion Bonus Plan. (a) BNC agrees that it shall provide a severance package for all Southcoast Continuing Employees with a minimum employment period with Southcoast of twelve (12) weeks and who are not retained by BNC following the Closing Date, or who are otherwise displaced by BNC following the Closing Date. Such severance package will be in accordance with BNC’s existing policies and practices as they apply to similarly-situated employees of BNC; provided, however, such severance package shall not include the cost of continuing healthcare coverage. (b) To facilitate the successful integration of Southcoast into BNC and the conversion of the systems of Southcoast and BNC, BNC shall establish a stay bonus/conversion bonus plan pursuant to which displaced Southcoast employees that remain employed by BNC through the conversion of the systems of Southcoast and BNC receive an additional payment equal to a minimum of six (6) weeks of salary.

8 2.13 Directors’ and Officers’ Tail Coverage. Prior to the Closing Date, BNC shall have, at BNC’s expense, amended, modified or obtained directors’ and officers’ liability insurance (either through its existing directors’ and officers’ liability insurance policies or under Southcoast’s existing directors’ and officers’ liability insurance policies, in which event Southcoast will designate BNC’s insurance broker as Southcoast’s broker-of-record, as determined by BNC in its sole discretion) for a period of six (6) years after the Closing Date, covering any person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, a director or officer of Southcoast or the Bank, who are currently covered by Southcoast’s policies on terms similar to such existing insurance; provided that BNC shall not be obligated to make aggregate annual premium payments for such six (6)-year period in respect of such policy which exceed 200% of the annual premium payments on Southcoast’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BNC shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. The directors and officers of Southcoast and its subsidiaries shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement. 2.14 Assumption of Trust Preferred Securities. BNC acknowledges that Southcoast Capital Trust III holds subordinated debentures issued by Southcoast and has issued trust preferred securities. BNC agrees that at the Effective Time, it shall expressly assume all of Southcoast’s obligations under the indentures relating to such subordinated debentures (including, without limitation, being substituted for BNC) and execute any and all documents, instruments and agreements, including any supplemental indentures, guarantees, or declarations of trust required by said indentures, the subordinated debentures or the trust preferred securities issued by Southcoast Capital Trust III, or as may reasonably be requested by the trustees thereunder, and thereafter shall perform all of BNC’s obligations with respect to the subordinated debentures and the trust preferred securities issued by Southcoast Capital Trust III (the “TRUPs Assumption”). 2.15 Employment and Consulting Agreements. BNC agrees to offer a one-year consulting agreement and two-year noncompete agreement to the President and Chief Executive Officer of Southcoast at the Effective Time. BNC agrees to offer two-year employment contracts to Mr. W.B. Seabrook, Mr. W.R. Billings and Mr. R.A. Daniel to serve as the Senior Vice President, Correspondent Banking Executive, Senior Vice President, Coastal South Carolina Consumer Sales Integration Manager, and Senior Vice President, Middle Markets Lending Executive, respectively, at the Effective Time. 2.16 Section 16 Matters. Prior to the Effective Time, Southcoast and BNC shall take all such steps as may be required to cause any dispositions of Southcoast Stock (including derivative securities with respect to Southcoast Stock) or acquisitions of BNC Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) with respect to Southcoast to be exempt under Rule 16b-3 promulgated under the 1934 Act. Southcoast agrees to promptly furnish BNC with all requisite information necessary for BNC to take the actions contemplated by this Section 2.16. 2.17 Indemnification. (a) For a period of six (6) years after the Effective Time (or, in the case of Claims that have not been resolved prior to the sixth (6th) anniversary of the Effective Time, until such Claims are finally resolved), BNC shall indemnify, defend, and hold harmless the present and former directors and executive officers of Southcoast (each, an “Indemnified Party”) against all liabilities arising out of, resulting from or related to any claim, action, suit, proceeding, investigation or other legal proceeding,

9 whether civil, criminal, administrative or investigative or investigation (each, a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness arising out of the fact that such Indemnified Party is or was a director or officer of Southcoast (or, at Southcoast’s request, was a director, officer, manager or trustee of, or in a similar capacity with, another Southcoast entity or Southcoast Employee Benefit Plan) prior to the Effective Time if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent permitted by applicable law. BNC shall promptly pay reasonable expenses (including reasonable attorneys’ fees) in advance of the final disposition of any such Claim to each Indemnified Party to the fullest extent permitted by applicable law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated not to be entitled to indemnification under this Section 2.17(a). BNC shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and non- appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law (including any law promulgated, interpreted or enforced by any regulatory authority). (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 2.17, upon learning of any such Claim, shall promptly notify BNC thereof in writing (provided that a failure to timely provide such notice shall not relieve BNC of any indemnification obligation unless, and to the extent that, BNC is materially prejudiced by such failure). In the event of any such Claim (whether arising before or after the Effective Time), (i) BNC shall have the right to assume the defense thereof and BNC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BNC elects not to assume such defense for the Indemnified Parties, or if there are substantive issues which raise conflicts of interest between BNC and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BNC shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that BNC shall be obligated pursuant to this Section 2.17(b) to pay for only one firm of counsel for any Indemnified Party in any jurisdiction; (ii) each Indemnified Party will cooperate in good faith in the defense of any such Claim; (iii) BNC shall not be liable for any settlement effected without its prior written consent (which shall not be unreasonably withheld or delayed) and (iv) without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed) BNC shall not agree to any settlement which does not provide for a complete and irrevocable release of the Indemnified Party. (c) BNC covenants and agrees that neither it, nor any successors or assigns, shall consolidate with or merge into any other person where BNC or any such successor or assign shall not be the continuing or surviving person of such consolidation or merger, or transfer all or substantially all of its assets to any person, unless, in each case, proper provision shall have been made to ensure that the successors and assigns of BNC shall assume the obligations set forth in this Section 2.17. (d) The provisions of this Section 2.17 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SOUTHCOAST As an inducement to BNC to enter into this Agreement and to consummate the transactions contemplated hereby, Southcoast represents, warrants, covenants and agrees as follows:

10 3.1 Disclosure Memorandum. Southcoast has delivered to BNC a memorandum (the “Disclosure Memorandum”) containing certain information regarding Southcoast as indicated at various places in this Agreement. All information set forth in the Disclosure Memorandum or in documents incorporated by reference in the Disclosure Memorandum is true, correct and complete in all material respects, does not omit to state any material fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Southcoast under this Article III. The information contained in the Disclosure Memorandum shall be deemed to qualify all representations and warranties contained in this Article III and the covenants in Article IV to the extent applicable. All information in each of the documents and other writings furnished to BNC pursuant to this Agreement or the Disclosure Memorandum is or will be true, correct and complete in all material respects and does not and will not omit to state any material fact necessary in order to make the statements therein not misleading. Southcoast shall promptly provide BNC with written notification of any event, occurrence or other information necessary to maintain the Disclosure Memorandum and all other documents and writings furnished to BNC pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing. 3.2 Corporate and Financial. (a) Corporate Status. Southcoast is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Bank is a South Carolina bank duly organized, validly existing, and in good standing under the laws of the State of South Carolina. Southcoast and the Bank have all of the requisite corporate power and authority and are entitled to own or lease their respective properties and assets and to carry on their businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted. (b) Authority; Enforceability. (i) Except as set forth in the Disclosure Memorandum and subject to the required regulatory approvals as stated in Section 3.6(b), and the approval of Southcoast shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (1) violate any provision of federal or state law applicable to Southcoast, the violation of which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (2) violate any provision of the articles of incorporation or bylaws of Southcoast; (3) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Southcoast is a party, which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (4) constitute a violation of any order, judgment or decree to which Southcoast is a party, or by which Southcoast or any of its assets or properties are bound. (ii) Southcoast and the Bank each have the full power and authority to enter into and perform this Agreement and, as applicable, the Bank Merger Agreement, and the

11 transactions contemplated hereby and thereby. Other than the approval of the Southcoast shareholders and the Bank shareholder, the execution, delivery, performance and terms of this Agreement and, as applicable, the Bank Merger Agreement, by Southcoast and the Bank and the consummation by Southcoast and the Bank of the transactions contemplated hereby and thereby have been duly and validly approved by Southcoast and the Bank, including all necessary action by the board of directors of Southcoast and the Bank. Other than the approval of the Southcoast shareholders and the Bank shareholder, no other corporate proceedings are necessary on the part of Southcoast and the Bank to authorize the execution, delivery, and performance of this Agreement and, as applicable, the Bank Merger Agreement, by Southcoast and the Bank and the consummation by Southcoast and the Bank of the transactions contemplated hereby and thereby. Assuming this Agreement constitutes the valid and binding obligation of BNC, this Agreement constitutes the valid and binding obligation of Southcoast, and is enforceable in accordance with its terms, except as limited by (i) laws relating to bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, fraudulent conveyance, moratorium or other laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “General Enforceability Exceptions”). (iii) “Material Adverse Effect” shall mean any change, event, development, violation, effect or circumstance which, individually or in the aggregate, (i) has, or is reasonably likely to have, a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Southcoast on a consolidated basis, or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of Southcoast to timely consummate the transactions contemplated hereby or to perform its agreements or covenants hereunder; provided that, for purposes of clauses (i) and (ii), Material Adverse Effect shall specifically exclude any adverse effect attributable to or resulting from (1) any change in banking laws, rules or regulations of general applicability, (2) any change in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles applicable to banks or their holding companies generally, (3) any action or omission of Southcoast or the Bank taken with the express prior written consent of BNC, (4) general changes in national economic, monetary, market or financial conditions affecting financial institutions, including changes in prevailing interest rates, inflation, credit markets or capital market conditions, except, in all cases, to the extent such changes disproportionately affect Southcoast, (5) changes in global or national political conditions, including the outbreak or escalation of acts of terrorism, or (6) the public disclosure of this Agreement or the transactions contemplated hereby. (c) Capital Structure. (i) As of the date of this Agreement, Southcoast has authorized capital stock consisting solely of 20,000,000 shares of Southcoast Stock, of which 7,103,751 shares are issued and outstanding as of the date hereof. The Bank has authorized capital stock consisting solely of 20,000,000 shares of common stock, $5.00 par value per share (“Bank Stock”), 1,047,985 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Southcoast Stock and Bank Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No Person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares Southcoast Stock or Bank Stock previously issued. None of the shares of Southcoast Stock or Bank Stock has been issued in violation of any preemptive or other rights of its respective shareholders. All of the issued and outstanding shares of Bank Stock are owned by Southcoast.

12 (ii) Southcoast does not have outstanding any options or other securities which are either by their terms or by contract convertible or exchangeable into capital stock of Southcoast, or any other securities or debt of Southcoast, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, rights to acquire or vest in, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Except as otherwise described in Section 3.2(c)(ii) of the Disclosure Memorandum, Southcoast is not subject to any obligation (contingent or otherwise) to issue, repurchase or otherwise acquire or retire, or to register, any shares of its capital stock. There are no outstanding or authorized phantom stock, stock appreciation, profit participation or similar rights with respect to any shares of Southcoast capital stock. (iii) Except as disclosed in Section 3.2(c)(iii) of the Disclosure Memorandum and other than restrictions required by applicable federal and state securities laws, there is no agreement, arrangement or understanding to which Southcoast is a party restricting or otherwise relating to the transfer of any shares of capital stock of Southcoast. (iv) All shares of Southcoast Stock or other capital stock, or any other securities or debt, of Southcoast, which have been purchased or redeemed by Southcoast have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Southcoast. (v) Except as set forth in Section 3.2(c)(v) of the Disclosure Memorandum, no Person beneficially owns more than 10% of the issued and outstanding shares of Southcoast Stock. (d) Southcoast Subsidiaries. Southcoast has no subsidiaries other than the Bank and the Bank has no subsidiaries except as set forth in Section 3.2(d) of the Disclosure Memorandum. Southcoast and the Bank each own all of the equity interests in each of their respective subsidiaries. No subsidiary has outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of such subsidiary, or any other securities or debt of such subsidiary, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, rights to acquire or vest in, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. All of the issued and outstanding shares of each subsidiary are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. Each subsidiary has all of the requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted. (e) Corporate Records. The stock records and minute books of Southcoast: (a) fully and accurately reflect all issuances, transfers and redemptions of the Southcoast Stock; (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Southcoast; (c) correctly show all formal corporate actions taken by the directors and shareholders of Southcoast (including actions taken by consent without a meeting); and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments

13 thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate. (f) Tax Returns; Taxes. (i) Each of Southcoast and the Bank has (i) duly and timely filed with the appropriate governmental entity all Tax Returns required to be filed by it (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects and prepared in compliance with all applicable laws and (ii) timely paid all Taxes due and owing (whether or not shown due on any Tax Returns). Neither Southcoast nor the Bank currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a governmental entity in a jurisdiction where Southcoast and the Bank do not file Tax Returns that Southcoast or the Bank is or may be subject to taxation by that jurisdiction. Neither Southcoast nor the Bank has commenced activities in any jurisdiction which will result in an initial filing of a Tax Return with respect to Taxes imposed by a governmental entity that it had not previously been required to file in the immediately preceding taxable period. (ii) The unpaid Taxes of Southcoast and the Bank did not, as of December 31, 2014, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Southcoast Financial Statements, which were prepared in accordance with GAAP. Since December 31, 2014, neither Southcoast nor the Bank has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. (iii) There are no liens, charges, restrictions, encumbrances or claims of any kind (collectively, “Liens”) for Taxes upon any property or asset of Southcoast or the Bank, except for Liens for current Taxes the payment of which is not yet delinquent, or for Taxes contested in good faith through appropriate proceedings and reserved against in accordance with GAAP. (iv) There are no deficiencies for Taxes with respect to Southcoast and the Bank that have been set forth or claimed in writing, or proposed or assessed by a governmental entity. There are no pending, proposed or, to the knowledge of Southcoast, threatened audits, investigations, disputes or claims or other actions for or relating to any liability for Taxes with respect to Southcoast and the Bank. No material issues relating to Taxes of Southcoast or the Bank were raised by the relevant governmental entity in any completed audit or examination that would reasonably be expected to recur in a later taxable period. None of Southcoast, the Bank or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or has made any request in writing for any such extension or waiver, that remains in effect. Except as set forth in Section 3.2(f)(iv) of the Disclosure Memorandum, there is not currently in effect any power of attorney authorizing any Person to act on behalf of Southcoast or the Bank, or receive information relating to Southcoast or the Bank, with respect to any Tax matter. (v) Neither Southcoast nor the Bank has requested or received any ruling from any governmental entity, or signed any binding agreement with any governmental entity (including, without limitation, any advance pricing agreement) that would affect any amount of

14 Tax payable after the Closing Date and has not made any request for issuance of a ruling from a governmental entity on behalf of the Southcoast or the Bank (regardless of whether the requested ruling is still pending or withdrawn). (vi) Each of Southcoast and the Bank has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Tax Returns (including without limitation all IRS Forms W-2 and 1099) required with respect thereto have been properly completed and timely filed with, and supplied to, the appropriate parties. (vii) Except for any such customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business (each of which is not specifically entered into to address Taxes), neither Southcoast nor the Bank is a party to or bound by or has any obligation under any Tax sharing, allocation or indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person. (viii) Except for the affiliated group of which Southcoast is the common parent, each of Southcoast and the Bank is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return. Neither Southcoast nor the Bank is liable for the Taxes of any Person (including an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity) other than Southcoast and the Bank (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. (ix) Neither Southcoast nor the Bank has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax- free treatment under Section 355 of the Code. (x) Neither Southcoast nor the Bank has taken any action, failed to take any action, or knows of any fact that would be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (xi) Neither Southcoast nor the Bank has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) (other than such transactions that have been properly reported) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law. (xii) Southcoast has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date. Southcoast has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any subsidiary of Southcoast, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Closing Date. Neither Southcoast nor the Bank has made an election under Section 108(i) of the Code (or any corresponding provision of state, local or foreign law).

15 (xiii) Southcoast has delivered or made available to BNC for inspection complete and correct copies of its federal and state income and franchise tax returns and reports for the past three (3) years, and complete and correct copies of all private letter rulings, revenue agent reports, settlement agreements, a description of all deficiency notices and any similar documents submitted by, received by or agreed to by or on behalf of Southcoast, the Bank, and any predecessor thereof and relating to Taxes for such taxable periods. Southcoast has delivered or made available to BNC the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable deduction available for use by Southcoast or the Bank. There is currently no limitation on the use of the Tax attributes of Southcoast and the Bank under Sections 269, 382, 383, 384 or 1502 of the Code (and similar provisions of state, local or foreign Tax law). For purposes of this Agreement, “Tax” or “Taxes” means all taxes of whatever kind or nature, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, estimated, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or other similar fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts), whether disputed or not, imposed by any governmental entity (domestic or foreign); and “Tax Returns” means any report, return (including information return or declaration of estimated Taxes), claim for refund, or statement relating to Taxes filed or required to be filed with any governmental entity, including any schedule or attachment thereto, and including any amendments thereof. (g) Financial Statements. (i) Southcoast has delivered to BNC true, correct and complete copies, including notes, of the audited financial statements of Southcoast for the years ended December 31, 2014, 2013, and 2012, including consolidated balance sheets, consolidated statements of income, consolidated statements of cash flows, consolidated statements of comprehensive income and consolidated statements of changes in shareholders’ equity and unaudited financial statements of Southcoast for the six months ended June 30, 2015 (collectively, the “Southcoast Financial Statements”). The Southcoast Financial Statements have been prepared in accordance with GAAP, and present fairly the assets, liabilities and financial condition of Southcoast as of the dates indicated therein and the results of its operations for the respective periods indicated therein. (ii) Southcoast has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No changes have been made to Southcoast’s internal control over financial reporting, as defined in Rule 13a-15(f) and Rule 15d-15(f) of the 1934 Act, since December 31, 2013 that materially affected, or are reasonably likely to materially affect, its internal control over financial reporting. (h) Regulatory Reports. Southcoast has made available to BNC for review and inspection the year-end and quarterly Reports of Condition and Income filed by the Bank with the Federal Deposit Insurance Corporation (the “FDIC”) and the Forms F.R. Y-6 and F.R. Y-9SP filed by Southcoast

16 with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for or during each of the three (3) years ended December 31, 2014, 2013 and 2012 and the two (2) quarters ended June 30, 2015 and March 31, 2015, together with all such other reports filed by Southcoast and the Bank for or during the same three-year period with the South Carolina State Board of Financial Institutions (the “SCBFI”), if any, and with any other applicable regulatory or governmental agencies (collectively, the “Southcoast Reports”). All of the Southcoast Reports have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain all information required to be presented therein in accordance with such rules and regulations. (i) Enforcement Actions. Except as set forth in Section 3.2(i) of the Disclosure Memorandum, (i) neither Southcoast nor any of its subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any capital directive by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the SCBFI or with any other applicable regulatory or governmental agency (a “Regulatory Agreement”), (ii) neither Southcoast nor any of its subsidiaries has been advised by the Federal Reserve, the FDIC, the SCBFI or any other applicable regulatory or governmental agency that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, (iii) Southcoast and each of its subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and (iv) neither Southcoast nor any of its subsidiaries has received any notice from the Federal Reserve, the FDIC, the SCBFI or any other applicable regulatory or governmental agency indicating that either Southcoast or any of its subsidiaries is not in compliance in all material respects with any such Regulatory Agreement. (j) Accounts. Section 3.2(j) of the Disclosure Memorandum contains a list of each and every bank and other institution in which Southcoast maintains an account or safety deposit box, the account numbers, and the names of all Persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein. (k) Loans; Nonperforming and Classified Assets; Allowance. (i) Except as set forth in Section 3.2(k)(i) of the Disclosure Memorandum or as provided for in the Allowance described in subsection (iv) below, all loans, lines of credit, letters of credit and other extensions of credit made by the Bank or due to it (“Southcoast Loans”) shown in the Southcoast Financial Statements and any such Southcoast Loans on the date hereof and on the Closing Date, (i) are and will be as of the Closing Date genuine, legal, valid and enforceable (except as enforceability may be limited by the General Enforceability Exceptions) obligations of the respective makers thereof and (ii) are not and will not be as of the Closing Date subject to any right of offset, rescission or set-off or any counterclaim or defense for which there is a reasonable possibility of an adverse determination to the Bank. (ii) All of the Southcoast Loans are evidenced by written agreements, true and correct copies of which will be made available to BNC for examination prior to the Closing Date. All currently outstanding Southcoast Loans were solicited, originated and, currently exist in material compliance with all applicable law and regulations and the Bank’s lending policies at the time of origination of such Southcoast Loans, and the loan documents with respect to each such Southcoast Loan are complete and correct in all material respects. To the knowledge of Southcoast, there are no oral modifications or amendments or additional agreements related to the Southcoast Loans that are not reflected in the written records of the Bank. Except as set forth in Section 3.2(k)(ii) of the Disclosure Memorandum, all of the Southcoast Loans are owned by the Bank free and clear of any Liens. Except as set forth in Section 3.2(k)(ii) of the Disclosure

17 Memorandum, none of the Southcoast Loans are presently serviced by third parties, and there is no obligation which could result in any Southcoast Loan becoming subject to any third party servicing. (iii) Except as set forth in Section 3.2(k)(iii) of the Disclosure Memorandum, as of the date hereof, no Southcoast Loans were, as of July 31, 2015, over ninety (90) days delinquent in payment of principal or interest. Section 3.2(k)(iii) of the Disclosure Memorandum contains a complete list of (i) each Southcoast Loan that as of July 31, 2015 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by the Bank or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Southcoast Loan and the identity of the borrower thereunder and (ii) each asset of the Bank that as of July 31, 2015 was classified as other real estate owned and the book value thereof as of July 31, 2015. (iv) The allowance for loan and lease losses (the “Allowance”) shown on the balance sheet of Southcoast included in the most recent Southcoast Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of Southcoast included in the Southcoast Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables, letters of credit and commitments to make loans or extend credit), by Southcoast as of the dates thereof. Prior to the Closing Date, Southcoast will not make a material change to its methodology for determining the Allowance without providing prior written notice to BNC. (l) Liabilities. Southcoast has no debt, liability or obligation of any kind required to be shown pursuant to GAAP on the consolidated balance sheet of Southcoast, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to: (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes; (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety; (c) unfunded liabilities with respect to the Southcoast 401(k) Plan or any other post-retirement life insurance, pension, profit sharing or employee stock ownership plan, whether operated by Southcoast or any other entity covering employees of Southcoast; or (d) environmental liabilities, except: (i) those reflected in the Southcoast Financial Statements; and (ii) as disclosed in Section 3.2(l) of the Disclosure Memorandum. (m) Absence of Changes. Except as specifically provided for in this Agreement or specifically set forth in Section 3.2(m) of the Disclosure Memorandum, since December 31, 2014: (i) there has been no change in any of Southcoast’s relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which could reasonably be expected to have, a Material Adverse Effect; (ii) there has been no damage, destruction or loss to the assets, properties or business of Southcoast, whether or not covered by insurance, which has had, or which may reasonably be expected to have, a Material Adverse Effect;

18 (iii) the business of Southcoast has been operated in the ordinary course, and not otherwise; (iv) the material properties and assets of Southcoast used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted; (v) the books, accounts and records of Southcoast have been maintained in the usual, regular and ordinary manner; (vi) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Southcoast other than in the ordinary course and consistent with past practices; (vii) there has been no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee or any increase in the level of employee benefits, or the adoption of new employee benefits to any employee; (viii) there has been no change in the articles of incorporation or bylaws of Southcoast or the Bank; (ix) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Southcoast, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Southcoast, or affecting its operations; (x) there has been no issuance, sale, repurchase, acquisition, or redemption by Southcoast of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof; (xi) there have been no Liens or security interests (other than purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security) any asset or assets of Southcoast or assumed by it with respect to any asset or assets; (xii) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Southcoast which would be required to be reflected on a balance sheet of Southcoast prepared as of the date hereof in accordance with GAAP, except as incurred in the ordinary course of business; (xiii) no material obligation or liability of Southcoast has been discharged or satisfied, other than in the ordinary course of business; (xiv) there have been no sales, transfers or other dispositions of any asset or assets of Southcoast, other than sales in the ordinary course of business; and (xv) there has been no amendment, termination or waiver of any right of Southcoast under any contract or agreement or governmental license, permit or permission which has had, or could reasonably be expected to have, a Material Adverse Effect.

19 (n) Litigation and Proceedings. Except as set forth in Section 3.2(n) of the Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Southcoast, threatened against, by or affecting Southcoast, or any officer, director, employee or agent in such person’s capacity as an officer, director, employee or agent of Southcoast or relating to the business or affairs of Southcoast, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Southcoast have, to the knowledge of Southcoast, any unasserted contingent liabilities which are reasonably likely to have a Material Adverse Effect. (o) Proxy Materials. Neither the Southcoast Proxy Materials nor other materials furnished by Southcoast to the Southcoast shareholders in connection with the transactions contemplated by this Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the Southcoast shareholders and through the Closing Date, contain with respect to Southcoast any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. 3.3 Business Operations. (a) Permits; Compliance with Law. (i) Southcoast has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Southcoast to carry on its business as presently conducted (the “Permits”) except where the failure to obtain such Permits could not reasonably be expected to have a Material Adverse Effect. To its knowledge, Southcoast is in compliance with the terms and conditions of each such Permit and has received no written notice that it is in violation of any of the terms or conditions of such Permits. (ii) Southcoast has complied with all laws, regulations, ordinances, rules, and orders applicable to it or its business, except for any non-compliance which could not reasonably be expected to have a Material Adverse Effect. Section 3.3(a)(ii) of the Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of Southcoast, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the SEC. No past violation of any such law, regulation, ordinance, rule or order has occurred which could impair the right or ability of Southcoast to conduct its business. (iii) Except as set forth in Section 3.3(a)(iii) of the Disclosure Memorandum, no notice, inquiry or warning from any governmental authority with respect to any failure or alleged or possible failure of Southcoast to comply in any respect with any law, regulation, ordinance, rule or order has been received, nor, to the knowledge of Southcoast, is any such notice or warning proposed or threatened. (b) Environmental. (i) Except as set forth in Section 3.3(b)(i) of the Disclosure Memorandum: (1) Southcoast has not caused or permitted the generation, manufacture, use, or handling or the release or presence of, any Hazardous Material (as

20 defined below) on, in, under or from any properties or facilities currently owned or leased by Southcoast or, to its knowledge, adjacent to any properties so owned or leased that requires notification, investigation or remediation pursuant to any environmental law; (2) there are no non-compliance orders, warning letters or notices of violations, actions, suits or other claims asserted or, to its knowledge, threatened against Southcoast or administrative or judicial investigations arising from or relating to the environmental condition of any property currently owned or leased by Southcoast or the generation, manufacture, use, or handling or the release or presence of, any Hazardous Material at any property currently owned or leased by Southcoast; (3) Southcoast has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Material on, in, under or from any properties or facilities currently owned or leased by Southcoast; (4) to the knowledge of Southcoast, the improvements on the property owned or leased by Southcoast are free from the presence or growth of mold, fungi, spores or bacteria that could be reasonably expected to cause material property damage or personal injury, and the improvements on the property owned or leased by Southcoast are, and have been, reasonably free of conditions that could lead to the growth or presence of mold, fungi, spores or bacteria, including, without limitation, air conditioner malfunction, water intrusion, water leaks, sewage backflows and construction defects; and (5) there are not now nor have there ever been any underground storage tanks for the storage of Hazardous Material on, in or under any properties or facilities currently owned or leased by Southcoast. (ii) Neither Southcoast nor, to the knowledge of Southcoast, any of its officers, directors, employees or agents, in the course of such individual’s employment by Southcoast, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern regarding the generation, storage, handling, disposal, transfer, production, use or processing of Hazardous Material. (iii) To the knowledge of Southcoast, except as set forth in Section 3.3(b)(iii) of the Disclosure Memorandum, Southcoast has not foreclosed on any property on which there is a threatened release of any Hazardous Material or on which there has been a release and remediation has not been completed to the extent required by environmental laws. (iv) Except as set forth in Section 3.3(b)(iv) of the Disclosure Memorandum, neither Southcoast nor any of its executive officers or directors is aware of, has been told of, or has observed, the presence of any Hazardous Material on, in, under, or around property on which Southcoast holds a legal or security interest, in violation of, or creating a liability under, federal, state, or local environmental statutes, regulations, or ordinances. (v) Southcoast has delivered to BNC true, correct and complete copies of all reports or tests with respect to compliance of any of the properties or facilities currently owned or operated by Southcoast with any environmental laws or the presence of Hazardous Materials that

21 were prepared for Southcoast or prepared for other Persons and are in the possession, custody or control of Southcoast. (vi) The term “Hazardous Material” means any substance whose nature, use, manufacture, or effect render it subject to federal, state or local regulation governing that material’s investigation, remediation or removal as a threat or potential threat to human health or the environment and includes, without limitation, any substance within the meaning of “hazardous substances” under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, “hazardous wastes” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. § 6921, any petroleum product, including any fraction of petroleum, or any friable asbestos containing materials. However, the term “Hazardous Material” shall not include those substances which are normally and reasonably used or present in connection with the development, occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices) in quantities reasonable in relation to such use and in compliance with applicable law or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata. (c) Insurance. (i) Section 3.3(c)(i) of the Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Southcoast or through Southcoast for any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All material terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in Section 3.3(c)(i) of the Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Southcoast and the activities of its officers, directors and employees against such risks and in such amounts as are customary. Except as set forth in Section 3.3(c)(i) of the Disclosure Memorandum, Southcoast will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Southcoast has heretofore made available to BNC a true, correct and complete copy of each insurance policy and bond currently in effect with respect to the business and affairs of Southcoast. (ii) The value of all bank owned life insurance (“BOLI”) owned by Southcoast or the Bank is and has been fairly and accurately reflected in the balance sheet included in the Southcoast Financial Statements in accordance with GAAP. (d) Trust Business; Administration of Fiduciary Accounts. Southcoast and the Bank do not engage in any trust business, nor does either administer or maintain accounts for which either acts as fiduciary (other than individual retirement accounts, Keogh accounts and health savings accounts), including, but not limited to, accounts for which either serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. (e) Investment Management and Related Activities. Except as set forth in Section 3.3(e) of the Disclosure Memorandum, none of Southcoast, the Bank or any of their respective directors, officers or employees is required to be registered, licensed or authorized under applicable law as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a

22 commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a governmental agency. (f) CRA, Anti-Money Laundering and Customer Information Security. Other than investments to satisfy regulatory requirements, neither Southcoast nor the Bank is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and, to its knowledge, no facts or circumstances exist, which would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank pursuant to 12 C.F.R. Part 364, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect. Furthermore, the board of directors of the Bank has adopted and the Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any governmental agency and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act. 3.4 Properties and Assets. (a) Contracts and Commitments. Section 3.4(a) of the Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments (other than loans, loan commitments and deposits made by or with Southcoast in the ordinary course of business), to which Southcoast is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $100,000 or having a term or requiring performance over a period of more than one year. Each such contract, agreement, guaranty and commitment of Southcoast is in full force and effect and is valid and enforceable in accordance with its terms, subject to the General Enforceability Exceptions, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Southcoast has complied with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been made available to BNC for examination. (b) Licenses; Intellectual Property. Southcoast has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in Section 3.4(b) of the Disclosure Memorandum, Southcoast is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and, to the knowledge of Southcoast, there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Southcoast or presently expected to be used by it in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Southcoast, are listed in Section 3.4(b) of the Disclosure

23 Memorandum. Southcoast has complied with all applicable laws relating to the filing or registration of “fictitious names” or trade names. (c) Personal Property. Southcoast has good and marketable title to all of its personal property, tangible and intangible, reflected in the most recent Southcoast Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all Liens of any kind or character, except: (a) those referred to in the notes to the Southcoast Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Southcoast, is claimed to exist); and (b) those described in Section 3.4(c) of the Disclosure Memorandum. (d) Southcoast Leases. (i) All leases (the “Southcoast Leases”) pursuant to which Southcoast is lessor or lessee of any real or personal property (such property, the “Leased Property”) are valid and enforceable in accordance with their terms, subject to the General Enforceability Exceptions; there is not under any of the Southcoast Leases, to the knowledge of Southcoast, any default or any claimed default by Southcoast, Southcoast’s lessor (where Southcoast is the lessee under a Southcoast Lease) or Southcoast’s lessee (where Southcoast is the lessor under a Southcoast Lease), or event of default or event which with notice or lapse of time, or both, would constitute a default by Southcoast, Southcoast’s lessor (where Southcoast is the lessee under a Southcoast Lease) or Southcoast’s lessee (where Southcoast is the lessor under a Southcoast Lease) and in respect of which adequate steps have not been taken to prevent a default from occurring if Southcoast is the party in breach. (ii) The copies of the Southcoast Leases heretofore furnished or made available by Southcoast to BNC are true, correct and complete, and the Southcoast Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to BNC, and are in full force and effect in accordance with their terms. (iii) Except as set forth in Section 3.4(d)(iii) of the Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Southcoast to enter into new leases of real property or to renew or amend existing Southcoast Leases prior to the Closing Date. (e) Real Property. (i) Southcoast does not own any interest in any real property (other than as lessee) except as set forth in Section 3.4(e)(i) of the Disclosure Memorandum (such properties being referred to herein as “Southcoast Realty”). Except as disclosed in Section 3.4(e)(i) of the Disclosure Memorandum, Southcoast has good title to the Southcoast Realty and the titles to the Southcoast Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been furnished to BNC with the Disclosure Memorandum. Southcoast has not encumbered the Southcoast Realty since the effective dates of the respective title insurance policies. (ii) Except as set forth in Section 3.4(e)(ii) of the Disclosure Memorandum, the interests of Southcoast in the Southcoast Realty and in and under each of the Southcoast Leases are free and clear of any and all Liens and are subject to no present claim, contest, dispute, action or, to the knowledge of Southcoast, threatened action at law or in equity.

24 (iii) The present use and operations of, and improvements upon, the Southcoast Realty and all real properties included in the Leased Properties (the “Southcoast Leased Real Properties”) are, to the knowledge of Southcoast, in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and there are no proposed changes therein that would affect the Southcoast Realty, the Southcoast Leased Real Properties or their uses. (iv) Except as set forth in Section 3.4(e)(iv) of the Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Southcoast with respect to any Southcoast Lease. (v) Except as set forth in Section 3.4(e)(v) of the Disclosure Memorandum, Southcoast is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Southcoast Realty or the Southcoast Leased Real Properties which may adversely affect the Southcoast Realty or the Southcoast Leased Real Properties or the current or currently contemplated use thereof. (vi) The buildings and structures owned, leased or used by Southcoast are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Southcoast. 3.5 Employees and Benefits. (a) Directors or Officers of Other Corporations. Except as set forth in Section 3.5(a) of the Disclosure Memorandum, no director, officer, or employee of Southcoast serves, or in the past five (5) years has served, as a director or officer of any other corporation on behalf of or as a designee of Southcoast. (b) Employee Benefits. (i) Except as set forth in Section 3.5(b)(i) of the Disclosure Memorandum, (i) Southcoast does not provide and is not obligated to provide, directly or indirectly, nor has any liability (contingent or otherwise) for, any benefits for current or former employees, officers, directors or independent contractors or their dependants or beneficiaries, including, without limitation, any post-retirement life insurance, pension, profit sharing, stock option, retirement, bonus, hospitalization, severance, medical, insurance, vacation, fringe benefits, perks or other employee benefits under any practice, agreement or understanding, and (ii) Southcoast does not have any employment, severance, change in control or similar agreements with any of its current or former employees, officers, directors or independent contractors or their dependants or beneficiaries. (ii) Section 3.5(b)(ii) of the Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored, maintained or contributed to by Southcoast or its ERISA Affiliates or with respect to which Southcoast or any of its ERISA Affiliates has any liability (contingent or otherwise) (collectively, “ERISA Plans”). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters

25 and filings, the past three (3) years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments) have been delivered to BNC. (iii) Except as set forth in Section 3.5(b)(iii) of the Disclosure Memorandum, Southcoast and its ERISA Affiliates (as defined below) are not currently and have never in the past six years been required to contribute to or had any liability (contingent or otherwise) with respect to (i) a multiemployer plan as defined in Section 3(37)(A) or 4001(a)(3) of ERISA, (ii) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a multiple employer plan within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA or (iv) a multiple employer welfare plan within the meaning of Section 3(40)(A) of ERISA. For purposes of this Section 3.5(b)(iii), the term “ERISA Affiliate” shall mean any person within the meaning of Section 3(9) of ERISA, or any trade or business (whether or not incorporated) that, together with Southcoast, is treated as a single employer within the meaning of Section 414 of the Code. (iv) In all material respects, each employee benefit plan, practice, agreement or understanding set forth in the Disclosure Memorandum which includes the ERISA Plans (individually a “Southcoast Plan” and collectively, the “Southcoast Plans”) has been established, operated and administered in accordance with its terms and in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Code, and the regulations issued under ERISA and the Code. With respect to each Southcoast Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Southcoast, threatened involving such Southcoast Plan or any of its fiduciaries. With respect to each Southcoast Plan, neither Southcoast nor any of its directors, officers, employees or agents or any fiduciary of any ERISA Plan has been engaged in or been a party to any transaction relating to the Southcoast Plan which could reasonably be expected to constitute a breach of fiduciary duty under ERISA or a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each Southcoast Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code and other applicable laws. (v) With respect to each Southcoast Plan, all contributions or other remittances required by such plan or applicable law have been made or will be made on a timely basis. (vi) Each Southcoast Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and its related trust tax-exempt under Section 501(a) of the Code, and no event has occurred, and no condition exists, that would cause the loss of such qualified or tax exempt status or the imposition of any liability, tax or penalty under ERISA or the Code. (vii) Southcoast does not provide and has no obligation to provide benefits, including, without limitation, death, health, post-retirement life insurance or medical benefits (whether or not insured) with respect to current or former employees of Southcoast beyond their retirement or other termination of service with Southcoast other than: (i) coverage mandated by applicable law; or (ii) benefits under the Southcoast 401(k) Plan.

26 (viii) Except as set forth in Section 3.5(b)(viii) of the Disclosure Memorandum, neither this Agreement nor any transaction contemplated hereby (either alone or in combination with any other event will: (i) entitle any current or former employee, officer or director of Southcoast to severance pay, unemployment compensation or any similar or other payment; (ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director; (iii) increase any benefits otherwise payable under any Southcoast Plan; or (iv) cause the payment of any “excess parachute payment” (as defined in Section 280G of the Code). No Southcoast Plan provides for the gross up of taxes under Code Sections 409A or 4999. (ix) Each Southcoast Plan that is subject to Section 409A of the Code has been maintained in written form, and administered and operated in compliance in all material respects, with Section 409A and the regulations and rulings thereunder. (x) There is no audit or investigation pending with respect to any Southcoast Plan before any governmental authority and, to the knowledge of Southcoast, no such audit or investigation is threatened. (xi) Except as set forth in Section 3.5(b)(xi) of the Disclosure Memorandum, Southcoast has properly accrued on its financial statements in all material respects, the correct tally of days, for all vacation, sick leave, personal time and paid time off credited to Southcoast employees and individual consultants as of the date of such financial statements. Southcoast has, for each Southcoast Plan and all other purposes, correctly classified all individuals and other entities providing services to Southcoast as common law employees or independent contractors as appropriate. (xii) Except as set forth in Section 3.5(b)(xii) of the Disclosure Memorandum, Southcoast has not entered into any commitment to modify or amend any Southcoast Plan (other than in the ordinary course and consistent with past practices or as required by law) nor to establish any new benefit plan, program or arrangement. There has been no amendment to any Southcoast Plan, interpretation or announcement by Southcoast relating to any Southcoast Plan, or change in eligibility, participation or coverage under any Southcoast Plan, that would increase the expense of maintaining any such Southcoast Plan above the level of expense incurred or with respect to such Southcoast Plan for the most-recently completed fiscal year of Southcoast. (xiii) Each ERISA Plan that is not intended to be qualified under Section 401(a) of the Code is exempt from Parts 2, 3 and 4 of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of Southcoast are allocated to or being held in a “rabbi trust” or similar funding vehicle. (c) Employment and Labor Matters. Southcoast is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Southcoast. Southcoast has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Southcoast has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. Except as described in Section 3.5(c) of the Disclosure

27 Memorandum, (i) there are no unfair labor practice charges pending or, to the knowledge of Southcoast, threatened against Southcoast, and (ii) there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, pending, to the knowledge of Southcoast, threatened against, or involving, as the case may be, Southcoast with respect to any alleged violation of any wage and hour laws, age discrimination act laws, employment discrimination laws or any other claims arising out of any employment relationship as to any of Southcoast’s employees or as to any person seeking employment therefrom, and no such violations exist. All employees and independent contractors of Southcoast are properly classified as such for all purposes, including without limitation, the Southcoast Plans. (d) Related Party Transactions. Except for: (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Southcoast with other Persons who are not affiliated with Southcoast, and which do not involve more than the normal risk of repayment or present other unfavorable features; (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Southcoast at the time such deposits were entered into; and (c) transactions specifically described in Section 3.5(d) of the Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees involving the expenditure of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such Person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Southcoast). 3.6 Other Matters. (a) Exchange Act Filings; Securities Offerings. Southcoast has timely filed all forms, proxy statements, reports, schedules and other documents, including all certifications and statements required by the 1934 Act or Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”) required to be filed by the 1934 Act since January 1, 2014 (the “Southcoast Exchange Act Reports”). Southcoast Exchange Act Reports (i) at the time filed, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Southcoast Exchange Act Reports or necessary to make the statements in such Southcoast Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by Southcoast (i) was either registered under the 1933 Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the securities laws and other applicable laws, except for immaterial late “blue sky” filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading. Southcoast’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the 1934 Act thereunder with respect to Southcoast Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Southcoast nor any of its officers has received notice from any regulatory authority questioning or

28 challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. (b) Approvals, Consents and Filings. Except for the Federal Reserve, the FDIC, the North Carolina Commissioner of Banks (the “NCCOB”) and the SCBFI, or as set forth in Section 3.6(b) of the Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Southcoast, or any of Southcoast’s assets. (c) Default. (i) Except for those consents described in or set forth pursuant to Section 3.6(b) above, neither the execution of this Agreement nor consummation of the transactions contemplated herein: (1) constitutes a breach of or default under any contract or commitment to which Southcoast is a party or by which any of Southcoast’s properties or assets are bound; (2) does or will result in the creation or imposition of any Lien, security interest, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Southcoast; or (3) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Southcoast. (ii) Southcoast is not in violation of its articles of incorporation or bylaws or in default under any term or provision of any material security deed, mortgage, indenture or security agreement, or of any other material contract or instrument to which Southcoast is a party or by which it or any of its material properties is bound. (d) Representations and Warranties. No representation or warranty contained in this Article III or in any written statement delivered by or at the direction of Southcoast pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any material untrue statement, nor will such representations and warranties taken as a whole omit any material statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to BNC in connection with this Agreement or pursuant hereto are or shall be true, correct and complete in all material respects. (e) Absence of Brokers. Except for Banks Street Partners, LLC (“BSP”), which has provided financial advisory services to Southcoast, no broker, finder or other financial consultant has acted on Southcoast’s behalf in connection with this Agreement or the transactions contemplated hereby. (f) Fairness Opinion. Prior to the execution of this Agreement, Southcoast has received an opinion from BSP to the effect that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the Merger Consideration is fair to the shareholders of Southcoast from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. Southcoast has provided BNC with a true and complete copy of such opinion for informational purposes.

29 (g) Takeover Laws and Provisions. Southcoast has taken all necessary action, if any, to render inapplicable to this Agreement, the Merger and the other transactions contemplated in this Agreement the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar Law or, if applicable, any shareholder rights (“poison pill”) agreement or similar agreement (collectively, the “Takeover Provisions”) applicable with respect to Southcoast. No “fair price” law or Southcoast Certificate of Incorporation or similar Southcoast Bylaws provision is applicable to this Agreement and the transactions contemplated hereby. ARTICLE IV CONDUCT OF BUSINESS OF SOUTHCOAST PENDING CLOSING Except as expressly otherwise provided herein or in the Disclosure Memorandum, Southcoast covenants and agrees that, without the prior written consent of BNC between the date hereof and the Closing Date: 4.1 Conduct of Business. Southcoast will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business). 4.2 Maintenance of Properties. Southcoast will maintain its properties and assets in good operating condition, ordinary wear and tear excepted. 4.3 Insurance. Southcoast will maintain and keep in full force and effect all of the insurance referred to in Section 3.3(c) hereof or other insurance equivalent thereto. 4.4 Capital Structure. Southcoast will not make a change in the authorized or issued capital stock or other securities of Southcoast, and Southcoast will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Southcoast. This Section 4.4 prohibits, without limitation, the issuance or sale by Southcoast of any Southcoast Stock to the Southcoast 401(k) Plan. 4.5 Dividends. No dividend, distribution or payment will be declared or made in respect to the Southcoast Stock, and Southcoast will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock. 4.6 Amendment of Articles of Incorporation or Bylaws; Corporate Existence. Southcoast will not amend its articles of incorporation or bylaws, and Southcoast will maintain its corporate existence and powers. 4.7 No Acquisitions. Southcoast shall not, without the express written consent of BNC, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Southcoast. 4.8 No Real Estate Acquisitions or Dispositions. Southcoast will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business, including sales of other real estate owned and properties under contract at or above Southcoast’s carrying value as of the date hereof) and Southcoast will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any Lien any other tangible or intangible asset.

30 4.9 Loans. Southcoast shall not make any loan or extension of credit in an amount in excess of $1,000,000 (excluding any loan or extension of credit of a smaller amount on an outstanding loan or line of credit in excess of $1,000,000), or renew or amend any existing loan or extension of credit that is characterized as “Special Mention”, “Substandard”, “Doubtful”, “Loss” in the books and records of Southcoast (each, a “Classified Asset”); provided, however, that, if Southcoast shall request the prior approval of BNC in accordance with this Section 4.9 to make a loan or extend credit in an amount in excess of $1,000,000, or amend or renew any existing loan that is a Classified Asset, and BNC shall not have disapproved such request in writing within five (5) business days upon receipt of such request from Southcoast, then such request shall be deemed to be approved by BNC and thus Southcoast may make the loan or extend the credit referenced in such request on the terms described in such request. 4.10 Banking Arrangements. No material change will be made in the banking and safe deposit arrangements referred to in Section 3.2(j) hereof. 4.11 Contracts. Southcoast will not, without the express written consent of BNC, enter into, renew or cancel or terminate any contract of the kind described in Section 3.4(a) hereof. 4.12 Books and Records. The books and records of Southcoast will be maintained in the usual, regular and ordinary course. 4.13 Taxes and Tax Returns. Southcoast shall not, and shall not permit the Bank to, without the prior written consent of BNC (which consent shall not be unreasonably withheld, conditioned or delayed): prepare or file any Tax Return inconsistent with past practice or, on any Tax Return, take any position, make any election, or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; make or change any express or deemed election related to Taxes; change an annual accounting period; adopt or change any method of accounting, file an amended Tax Return; surrender any right to claim a refund of Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax proceedings relating to Southcoast or the Bank. 4.14 Tax Free Reorganization. (a) Each of BNC and Southcoast shall use its commercially reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of BNC, Southcoast or their respective subsidiaries shall take, or agree to take, fail to take, or agree to fail to take, any action (including any action otherwise permitted by this Agreement) that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Pursuant to the foregoing, each of BNC and Southcoast agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be reasonably necessary to permit the Merger to so qualify. (b) Unless otherwise required by applicable law, each of BNC and Southcoast (i) shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) shall not take any Tax reporting position inconsistent with such characterization and (iii) shall properly file with their federal income Tax Returns all information required by Treasury Regulations Section 1.368-3. (c) The parties hereto shall cooperate and use their commercially reasonable efforts to deliver to BNC’s and Southcoast’s Tax counsel and Tax advisors a certificate containing representations reasonably requested by such counsel and/or advisors in connection with the rendering of the Tax opinions to be issued by such counsel and/or advisors with respect to the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code as required under Section 6.5 and

31 Section 7.4 and in connection with the filing of the BNC Registration Statement. BNC’s and Southcoast’s Tax counsel and Tax advisors shall be entitled to rely upon such representations in rendering any such opinions. (d) The certificates required pursuant to Section 4.13(c) and the tax opinions required pursuant to Section 6.5 and Section 7.4 will be in a form and content that is reasonably acceptable to both BNC and Southcoast. 4.15 Advice of Changes. Southcoast shall promptly advise BNC orally and in writing of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect. 4.16 Reports. Southcoast shall file all reports required to be filed with any regulatory or governmental agencies between the date of this Agreement and the Closing Date and shall deliver to BNC copies of all such reports promptly after the same are filed. As of their respective dates, such reports of Southcoast filed under the 1934 Act will comply in all material respects with the securities laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. 4.17 Benefit Plans and Programs; Severance or Termination Payments. Southcoast shall not adopt any new benefit plans or programs or amend any existing benefit plans or programs, the effect of which is to increase benefits to employees, directors, officers or independent contractors or their descendants or beneficiaries or the liabilities of Southcoast or its successors. Southcoast shall not grant or institute any new severance pay, termination pay, retention pay or transaction or deal bonus or arrangement or other Southcoast Plan. 4.18 Limitation on Discussion with Others. (a) Except as set forth in this subsection, Southcoast shall not, and shall not authorize or permit any of its affiliates, officers, directors, employees, agents, or advisors to, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider an Acquisition Proposal (defined below) of any other Person. In addition, Southcoast agrees to immediately cease and cause to be terminated any previously undertaken or ongoing activities, discussions or negotiations with any other Person with respect to any Acquisition Proposal. Furthermore, if Southcoast or any of its affiliates, officers, directors, employees, agents, or advisors receives any communication regarding an Acquisition Proposal between the date hereof and the Closing Date, then Southcoast shall immediately notify BNC of the receipt of such Acquisition Proposal. Notwithstanding the foregoing, prior to the requisite Southcoast shareholder approval, this Section 4.18 shall not prohibit Southcoast from furnishing nonpublic information regarding Southcoast to, or entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such person or group if: (A) the Acquisition Proposal did not result from a breach of this Section 4.18 by Southcoast or any representative or affiliate thereof; (B) Southcoast’s board of directors shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a superior proposal; (C) Southcoast’s board of directors concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Southcoast and its shareholders under applicable law; (D) (1) Southcoast gives BNC prompt (but in no event later than twenty-four (24) hours) notice (which notice may be oral, and, if oral, shall be subsequently confirmed in writing) (x) of Southcoast’s or any of its directors, officers, employees, representatives, agents or advisors receipt of any Acquisition Proposal (which notice shall include the identity of such person or group and the material terms and conditions of any proposals or

32 offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and (y) of Southcoast’s furnishing nonpublic information to, or entering into discussions or negotiations with, such person or group, and (2) Southcoast receives from such person or group an executed confidentiality agreement containing terms no less favorable to Southcoast than the confidentiality terms of the non-disclosure agreement entered into by Southcoast and BNC dated as of July 24, 2015, and (E) contemporaneously with, or promptly after, furnishing any such nonpublic information to such person or group, Southcoast furnishes such nonpublic information to BNC (to the extent such nonpublic information has not been previously furnished by Southcoast to BNC). In addition to the foregoing, Southcoast shall keep BNC reasonably informed on a prompt basis of the status and material terms of any such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof and any change in Southcoast’s intentions with respect to the transactions contemplated hereby. Nothing contained in this Agreement shall prevent a party or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or with its fiduciary duties under applicable law. (b) The term “Acquisition Proposal” means (a) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction, involving Southcoast or any of its subsidiaries; and (b) any acquisition by any Person resulting in, or proposal or offer, which, if consummated, would result in, any Person becoming the beneficial owner, directly or indirectly, of more than 10% of the total voting power of any class of equity securities of Southcoast or any of its subsidiaries, or 10% or more of the consolidated total assets of Southcoast, in each case, other than the transactions contemplated by this Agreement ARTICLE V REPRESENTATIONS AND WARRANTIES OF BNC As an inducement to Southcoast to enter into this Agreement and to consummate the transactions contemplated hereby, BNC represents, warrants, covenants and agrees as follows: 5.1 Corporate and Financial. (a) Corporate Status. BNC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. BNC has all of the requisite corporate power and authority and is entitled to own or lease its properties and to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted. (b) Authority; Enforceability. (i) Subject to the required regulatory approvals as stated in Section 3.6(b), and the approval of the Southcoast shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (1) violate any provision of federal or state law applicable to BNC, the violation of which could be reasonably expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of BNC; (2) violate any provision of the articles of incorporation or bylaws of BNC;

33 (3) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which BNC is a party, which, singularly or in the aggregate, could reasonably be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of BNC; or (4) constitute a violation of any order, judgment or decree to which BNC is a party, or by which BNC or any of its assets or properties are bound. (ii) BNC has full power and authority to enter into and perform this Agreement and the transactions contemplated hereby and thereby. The execution, delivery, performance and terms of this Agreement by BNC and the consummation by BNC of the transactions contemplated hereby and thereby have been duly and validly approved by BNC, including all necessary action by the board of directors of BNC. No other corporate proceedings are necessary on the part of BNC to authorize the execution, delivery, and performance of this Agreement by BNC and the consummation by BNC of the transactions contemplated hereby. Assuming this Agreement constitutes the valid and binding obligation of Southcoast, this Agreement constitutes the valid and binding obligation of BNC, and is enforceable in accordance with its terms, except as limited by the General Enforceability Exceptions. (c) Internal Control. BNC has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No changes have been made to BNC’s internal control over financial reporting, as defined in Rule 13a-15(f) and Rule 15d-15(f) of the 1934 Act, since December 31, 2013 that materially affected, or are reasonably likely to materially affect, its internal control over financial reporting. 5.2 Disclosure Reports. BNC has a class of securities registered pursuant to Section 12(g) of the 1934 Act. BNC’s (a) Annual Report on Form 10-K for its fiscal year ended December 31, 2014; (b) Proxy Statement for its 2015 Annual Meeting of Shareholders; (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015; and (d) other reports filed by BNC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014 (collectively, the “BNC SEC Reports”), taken together, correctly describe, among other things, the business, operations and principal properties of BNC in accordance with the requirements of the applicable report forms of the SEC. As of the respective dates of filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing), none of the BNC SEC Reports contained any untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. 5.3 Absence of Changes. Since December 31, 2014, there has been no change in the business, assets, liabilities, results of operations or financial condition of BNC, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which could reasonably be expected to have, an adverse effect on the business, operations or financial condition of BNC on a consolidated basis.

34 5.4 Legal Proceedings. Neither BNC nor any of its subsidiaries is a party to any, and there are no pending or, to BNC’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BNC or any of its subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of BNC or any of its subsidiaries. There is no injunction, order, judgment, decree or material regulatory restriction imposed upon BNC, any of its subsidiaries or the assets of BNC or any of its subsidiaries. 5.5 Regulatory Reports. BNC has made available to Southcoast for review and inspection the year-end and quarterly Reports of Condition and Income filed by the Bank of NC with the FDIC and the Forms F.R. Y-6 and F.R. Y-9SP filed by BNC with the Federal Reserve for or during each of the three (3) years ended December 31, 2014, 2013 and 2012 and the two (2) quarters ended June 30, 2015 and March 31, 2015, together with all such other reports filed by BNC and the Bank of NC for or during the same three-year period with the NCCOB, if any, and with any other applicable regulatory or governmental agencies (collectively, the “BNC Reports”). All of the BNC Reports have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain all information required to be presented therein in accordance with such rules and regulations. 5.6 Enforcement Actions. Neither BNC nor any of its subsidiaries is subject to any Regulatory Agreement that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BNC or any of its subsidiaries been advised by the Federal Reserve, NCCOB, or any other applicable regulatory or governmental agency that it is considering issuing or requesting any Regulatory Agreement. 5.7 CRA, Anti-Money Laundering and Customer Information Security. Other than investments to satisfy regulatory requirements, neither BNC nor Bank of NC is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and, to its knowledge, no facts or circumstances exist, which would cause Bank of NC: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm- Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Bank of NC pursuant to 12 C.F.R. Part 364, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect. Furthermore, the board of directors of Bank of NC has adopted and Bank of NC has implemented an anti- money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any governmental agency and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act. 5.8 Approvals. BNC knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated by this Agreement should not be obtained. 5.9 Representations and Warranties. No representation or warranty contained in this Article V or in any written statement delivered by or at the direction of BNC pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement, nor

35 will such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Southcoast in connection with this Agreement or pursuant hereto are or shall be true, correct and complete. 5.10 Other Matters. (a) Exchange Act Filings; Securities Offerings. BNC has timely filed all forms, proxy statements, reports, schedules and other documents, including all certifications and statements required by the 1934 Act or Section 906 of the Sarbanes-Oxley Act required to be filed by the 1934 Act since January 1, 2014 (the “BNC Exchange Act Reports”). BNC Exchange Act Reports (i) at the time filed, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BNC Exchange Act Reports or necessary to make the statements in such BNC Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by BNC (i) was either registered under the 1933 Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the securities laws and other applicable laws, except for immaterial late “blue sky” filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading. BNC’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the 1934 Act thereunder with respect to BNC Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither BNC nor any of its officers has received notice from any regulatory authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. (b) Approvals, Consents and Filings. Except for the Federal Reserve, the FDIC, the NCCOB and the SCBFI, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BNC, or any of BNC’s assets. (c) Absence of Brokers. Except for FIG Partners, LLC and Sandler O’Neill + Partners LP, which have provided financial advisory services to BNC, no broker, finder or other financial consultant has acted on BNC’s behalf in connection with this Agreement or the transactions contemplated hereby. ARTICLE VI CONDITIONS TO OBLIGATIONS OF BNC All of the obligations of BNC under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by BNC:

36 6.1 Veracity of Representations and Warranties. The representations and warranties of Southcoast contained herein shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except, at each such time, as a result of changes or events expressly permitted or contemplated herein or where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. 6.2 Performance of Agreements. Southcoast shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date. 6.3 Compliance by Southcoast Executive Officers and Directors. The directors and executive officers of Southcoast shall have complied in full with the requirements of Section 2.9 hereof. 6.4 Certificates, Resolutions, Opinion. Southcoast shall have delivered to BNC: (a) a certificate executed by the Chief Executive Officer or President of Southcoast, dated as of the Closing Date, and certifying in such detail as BNC may reasonably request to the fulfillment of the conditions specified in Section 6.1 and Section 6.2 hereof; (b) a certificate executed by the Secretary of Southcoast, dated as of the Closing Date, certifying and attesting to the: (i) articles of incorporation of Southcoast; (ii) bylaws of Southcoast; and (iii) duly adopted resolutions of the Board of Directors and shareholders of Southcoast (1) authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with its terms; and (2) authorizing all other necessary and proper corporate action to enable Southcoast to comply with the terms hereof; (c) a certificate executed by the Secretary or equivalent officer of the Bank, dated as of the Closing Date, certifying and attesting to the: (i) articles of incorporation of the Bank; (ii) bylaws of the Bank; and (iii) duly adopted resolutions of the Board of Directors and sole shareholder of the Bank (1) authorizing and approving the execution of the Bank Merger Agreement and the consummation of the transactions contemplated therein; and (2) authorizing all other necessary and proper corporate action to enable the bank to comply with the terms thereof; (d) a certificate of the valid existence of Southcoast under the laws of the State of South Carolina, executed by the South Carolina Secretary of State, and dated not more than ten (10) business days prior to the Closing Date; and (e) an opinion of Haynsworth Sinkler Boyd, P.A., counsel for Southcoast, dated the Closing Date, in the form attached hereto as Exhibit C. 6.5 Tax Opinion. BNC shall have received the written opinion of its counsel, Troutman Sanders LLP, in form and substance reasonably satisfactory to BNC, on the basis of facts, representations and assumptions set forth in such opinion and dated the Closing Date, to the effect that the Merger will be treated as a “reorganization” described in Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained letters or certificates of officers of BNC and Southcoast, reasonably satisfactory in form and substance to it.

37 ARTICLE VII CONDITIONS TO OBLIGATIONS OF SOUTHCOAST All of the obligations of Southcoast under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by it: 7.1 Veracity of Representations and Warranties. The representations and warranties of BNC contained herein shall be true and correct in all respects (without giving effect to any limitation as to “materiality” set forth therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except, at each such time, as a result of changes or events expressly permitted or contemplated herein or where the failure to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein), either individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, operations or financial condition of BNC on a consolidated basis, or prevent or impair, or would be reasonably likely to prevent or impair, the ability of BNC to timely consummate the transactions contemplated hereby or to perform its agreements or covenants hereunder. 7.2 Performance of Agreements. BNC shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date. 7.3 Certificates, Resolutions, Opinion. BNC shall have delivered to Southcoast: (a) a certificate executed by the Chief Executive Officer or President of BNC, dated the Closing Date, certifying in such detail as Southcoast may reasonably request to the fulfillment of the conditions specified in Section 7.1 and Section 7.2 hereof; (b) a certificate executed by the Secretary or an Assistant Secretary of BNC, dated as of the Closing Date, certifying and attesting to the: (i) articles of incorporation of BNC; (ii) bylaws of BNC; and (iii) duly adopted resolutions of the board of directors of BNC (1) authorizing and approving the execution of this Agreement on behalf of BNC, and the consummation of the transactions contemplated herein in accordance with its terms; and (2) authorizing all other necessary and proper corporate actions to enable BNC to comply with the terms hereof; and (c) a certificate of the valid existence of BNC, under the laws of the State of North Carolina, executed by the North Carolina Secretary of State, and dated not more than ten (10) business days prior to the Closing Date. 7.4 Tax Opinion. Southcoast shall have received the written opinion of its counsel, Haynsworth Sinkler Boyd, P.A., in form and substance reasonably satisfactory to Southcoast, on the basis of facts, representations and assumptions set forth in such opinion and dated the Closing Date, to the effect that the Merger will be treated as a “reorganization” described in Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained letters or certificates of officers of BNC and Southcoast, reasonably satisfactory in form and substance to it. ARTICLE VIII CONDITIONS TO OBLIGATIONS OF BOTH PARTIES All of the obligations of both parties under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the parties:

38 8.1 Shareholder Approval. This Agreement shall have been approved by the vote of the holders of at least eighty percent of the issued and outstanding shares of Southcoast Stock. 8.2 Regulatory Approvals. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement, including, but not limited to the United States Department of the Treasury, the Federal Reserve, the FDIC, the NCCOB and the SCBFI shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof, and all applicable waiting or similar periods required by law shall have expired. 8.3 No Injunctions or Restraints; Illegality. No order, injunction, decree or judgment preventing the consummation of the Merger or the other transactions contemplated by this Agreement issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the Merger. 8.4 Effective Registration Statement. The BNC Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto. 8.5 TRUPs Assumption. BNC shall have executed and delivered, subject to the effectiveness of the Merger, all supplemental and amended documents required to be executed by BNC to effect the TRUPs Assumption. ARTICLE IX WARRANTIES AND SURVIVAL 9.1 Warranties. All statements contained in any certificate or other instrument delivered by or on behalf of Southcoast or BNC pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by them. Unless the context otherwise requires, the representations and warranties required of Southcoast shall be required to be made, and shall be considered made, on behalf of Southcoast and the Bank. 9.2 Survival of Provisions. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Merger; provided, however, that the following shall survive consummation of the Merger and the transactions contemplated hereby: (a) any intentional misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and (b) the covenants with respect to the confidentiality of certain information contained in Section 2.4 hereof, with respect to tail coverage contained in Section 2.13 hereof, and with respect to employment and consulting agreements contained in Section 2.15 hereof.

39 ARTICLE X TERMINATION 10.1 Change in BNC Stock Price. This Agreement may be terminated by Southcoast, if the Board of Directors of Southcoast so determines by a vote of the majority of the members of the entire Southcoast Board of Directors, at any time during the five-day period commencing with the fifth trading day immediately preceding the Effective Date (the “Determination Date”), if both of the following conditions are satisfied: (a) The number obtained by dividing the average of the daily closing prices for the shares of BNC Stock for the twenty (20) consecutive full trading days on which such shares are actually traded on the NASDAQ (as reported by The Wall Street Journal ending on the Determination Date) (the “Average Closing Price”) by the Starting Price (as defined below) (the “BNC Ratio”) shall be less than 0.80; and (b) the BNC Ratio shall be less than the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.15 from such quotient (the “Index Ratio”); provided, however, if Southcoast elects to exercise its termination right pursuant to this Section 10.1, it shall give prompt written notice to BNC (and provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with receipt of such notice, BNC shall have the option to increase the consideration to be received by the holders of Southcoast Stock hereunder by increasing the Exchange Ratio (calculated to the nearest one one-thousandth) so that the value of the Per Share Purchase Price (calculated on the basis of the Average Closing Price) to be received by each holder of Southcoast Stock equals the lesser of: (i) the product of the Starting Price, 0.85 and the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 10.1(b)(i); and (ii) an amount equal to (1) the product of the Index Ratio, 0.85, the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 10.1(b)(i)), and the Average Closing Price, divided by (2) the BNC Ratio. If BNC so elects within such five-day period, it shall give prompt written notice to Southcoast of such election and the revised Exchange Ratio whereupon no termination shall have occurred pursuant to this Section 10.1 and this Agreement shall remain in effect in accordance with its terms, provided that any references in this Agreement to the “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as increased pursuant to this Section 10.1. For purposes of this Section 10.1, the following terms shall have the meanings indicated: “Final Index Price” shall mean the average of the Index Prices for the twenty (20) consecutive full trading days ending on the trading day prior to the Determination Date. “Index Group” shall mean the NASDAQ Bank Index. “Index Price” shall mean the closing price on such date of the Index Group.

40 “Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement. “Starting Price” shall mean the lesser of (i) $22.00; and (ii) the closing price of a share of BNC Stock on the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) on the Starting Date. 10.2 Material Adverse Change. (a) This Agreement may be terminated at any time prior to or on the Closing Date by BNC upon written notice to Southcoast, if, after the date hereof, a Material Adverse Effect shall have occurred, or if Southcoast shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business. (b) This Agreement may be terminated at any time prior to or on the Closing Date by Southcoast upon written notice to BNC, if, after the date hereof, a material adverse change in the business, operations or financial condition of BNC on a consolidated basis shall have occurred which change would reasonably be expected to have a material adverse effect on the market price of BNC Stock or materially affects or impairs its ability to conduct its business. 10.3 Noncompliance. (a) This Agreement may be terminated at any time prior to or on the Closing Date by BNC upon written notice to Southcoast, (i) if the terms, covenants or conditions of this Agreement to be complied with or performed by Southcoast before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by BNC; or (ii) in the event of a material breach by Southcoast of any covenant, agreement, or obligation contained in this Agreement which breach has not been cured within twenty (20) days after the giving of written notice by BNC of such breach or, if such breach is not capable of being cured within twenty (20) days, Southcoast has not begun to cure such breach within twenty (20) days after such written notice; provided, however, that in no event shall the cure periods provided in this Section 10.3 extend past the time period in Section 10.6 or otherwise limit BNC’s rights thereunder. (b) This Agreement may be terminated at any time prior to or on the Closing Date by Southcoast upon written notice to BNC, (i) if the terms, covenants or conditions of this Agreement to be complied with or performed by BNC before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Southcoast; or (ii) in the event of a material breach by BNC of any covenant, agreement, or obligation contained in this Agreement which breach has not been cured within twenty (20) days after the giving of written notice by Southcoast of such breach or, if such breach is not capable of being cured within twenty (20) days, BNC has not begun to cure such breach within twenty (20) days after such written notice; provided, however, that in no event shall the cure periods provided in this Section 10.3 extend past the time period in Section 10.6 or otherwise limit Southcoast’s rights thereunder. 10.4 Failure to Disclose. This Agreement may be terminated at any time prior to or on the Closing Date by BNC upon written notice to Southcoast, if it learns of any fact or condition not disclosed in this Agreement, the Disclosure Memorandum, or the Southcoast Financial Statements, which was required to be disclosed by Southcoast pursuant to the provisions of this Agreement with respect to the business, properties, assets or earnings of Southcoast which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

41 10.5 Regulatory Approval. This Agreement may be terminated at any time prior to or on the Closing Date by either party upon written notice to the other party, if any regulatory approval required to be obtained pursuant to Section 8.2 has been denied by the relevant governmental entity or any governmental entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. 10.6 Termination Date. This Agreement may be terminated at any time prior to or on the Closing Date by either party upon written notice to the other party, if the Closing Date shall not have occurred on or before March 31, 2016, unless otherwise agreed to in writing by the parties. 10.7 Shareholder Vote. This Agreement may be terminated at any time prior to or on the Closing Date by either party upon written notice to the other party, if this Agreement is not approved by any required vote of the holders of Southcoast Stock as required by applicable law. 10.8 Acquisition Proposal. If, while an Acquisition Proposal is outstanding or after such an offer has been accepted, (i) either party terminates this Agreement pursuant to Section 10.7, (ii) Southcoast terminates this Agreement other than pursuant to Section 10.1, Section 10.2(b) or Section 10.3(b), or (iii) BNC terminates this Agreement, then Southcoast shall pay, or cause to be paid to BNC, at the time of the termination of this Agreement, an amount equal to $3.0 million (the “Termination Fee”), which shall be the sole and exclusive remedy of BNC for all claims under this Agreement. 10.9 Effect of Termination. Except as set forth in this Section 10.9, in the event of the termination of this Agreement pursuant to this Article X, this Agreement shall become void and have no effect, and neither party shall have any liability of any nature whatsoever under this Agreement or in connection with the transactions contemplated by this Agreement except that (i) the provisions of this Article X and Section 2.4 shall survive any such termination and (ii) such termination shall not relieve any party from liability arising from any willful breach of any provision of this Agreement. ARTICLE XI MISCELLANEOUS 11.1 Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by e-mail transmission and by mailing a copy thereof to the recipient on the date of such e-mail to the intended recipient thereof at its e-mail address and address set out below. Any such notice or communication shall be deemed to have been duly given immediately. Either party may change the e-mail address or address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein. To BNC: BNC Bancorp 3980 Premier Drive, Suite 210 High Point, North Carolina 27265 Attention: Richard D. Callicutt II Facsimile: E-mail: rcallicutt@bankofnc.com To Southcoast: Southcoast Financial Corporation 530 Johnnie Dodds Boulevard Mt. Pleasant, South Carolina 29464 Attention: L. Wayne Pearson Facsimile: E-mail: wpearson@southcoastbank.com

42 With copies to: BNC Bancorp 3980 Premier Drive, Suite 210 High Point, North Carolina 27265 Attention: Drema Michael Facsimile: E-mail: dmichael@bankofnc.com and Troutman Sanders LLP 600 Peachtree Street Suite 5200 Atlanta, Georgia 30308 Attention: James W. Stevens Facsimile: (404) 962-6501 E-mail: james.stevens@troutmansanders.com With a copy to: Haynsworth Sinkler Boyd, P.A. 1201 Main Street, 22nd Floor Columbia, South Carolina 29201 Attention: George S. King, Jr. Facsimile: (803) 765-1243 E-mail: cking@hsblawfirm.com 11.2 Entire Agreement. This Agreement and the Bank Merger Agreement supersede all prior discussions and agreements between Southcoast and BNC with respect to the Merger and the other matters contained herein and therein, and this Agreement and the Bank Merger Agreement contain the sole and entire agreement between Southcoast and BNC with respect to the transactions contemplated herein and therein. 11.3 Waiver; Amendment. Prior to or on the Closing Date, BNC shall have the right to waive any default in the performance of any term of this Agreement by Southcoast, to waive or extend the time for the fulfillment by Southcoast of any or all of Southcoast’s obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BNC under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Southcoast shall have the right to waive any default in the performance of any term of this Agreement by BNC, to waive or extend the time for the fulfillment by BNC of any or all of BNC’s obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Southcoast under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of Section 8.2 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval. An amendment to this Agreement may be made after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Southcoast Common Stock, no amendment shall be made that reduces or modifies in any respect the consideration to be received by holders of Southcoast Common Stock. 11.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. This Agreement may be executed by facsimile, photo or electronic signature and such facsimile, photo or electronic signature shall constitute an original for all purposes. 11.5 No Third Party Beneficiaries. No provision of this Agreement shall be deemed to create any third party beneficiary rights in any anyone, including any employee or former employee of Southcoast (including any beneficiary or dependent thereof).

43 11.6 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party. 11.7 Governing Law. The validity and effect of this Agreement and the Bank Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina. 11.8 Jurisdiction. The parties expressly agree and acknowledge that the State of North Carolina has a reasonable relationship to the parties and/or this Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum. 11.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9. 11.10 Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation;” (d) the word “or” shall not be exclusive; and (e) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Memorandum is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Memorandum in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Disclosure Memorandum is or is not material for purposes of this Agreement. This Agreement shall not be interpreted or construed to require any party or other Person to take any action, or fail to take any action, if to do so would violate applicable law.

44 [Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. BNC BANCORP By: /s/ Richard D. Callicutt II Name: Richard D. Callicutt II Title: President and Chief Executive Officer SOUTHCOAST FINANCIAL CORPORATION By: /s/ L. Wayne Pearson Name: L. Wayne Pearson Title: Chairman and Chief Executive Officer